Exhibit 99.906 CERT

Pursuit Asset-Based Income Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Paul Ghaffari, President & Principal Executive Officer of the Pursuit Asset-Based Income Fund, certify to my knowledge that:

1.	The N-CSR of the Registrant for the fiscal period ended March 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/ Paul Ghaffari
By:	Paul Ghaffari
President & Principal Executive Officer
Date:	June 8, 2026

I, Starr Frohlich, Treasurer & Principal Financial Officer of the Pursuit Asset-Based Income Fund, certify to my knowledge that:

1.	The N-CSR of the Registrant for the fiscal period ended March 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the stated period.

/s/ Starr Frohlich
Starr Frohlich
Treasurer & Principal Financial Officer
Date:	June 8, 2026

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

A signed original of this written statement required by Section 906 has been provided to the Pursuit Asset-Based Income Fund and will be retained by the Pursuit Asset-Based Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.